EXHIBIT 32

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Case Financial, Inc. (the "Company") on Form 10-QSB/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Michael Schaffer, Chief Executive Officer of the Company, and Lawrence Schaffer, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


            /s/ Michael Schaffer             /s/ Lawrence Schaffer
            -----------------------          -----------------------
            Michael Schaffer,                Lawrence Schaffer,
            Chief Executive Officer          Chief Financial Officer
            May 19, 2005                     May 19, 2005